Mercury General Corporation Announces Second Quarter Results and Declares Quarterly Dividend

LOS ANGELES, Aug. 1, 2016 /PRNewswire/ -- Mercury General Corporation (NYSE: MCY) reported today for the second quarter of 2016:

Consolidated Highlights

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
	2016	2015	$	%	2016	2015	$	%
(000's except per-share amounts and ratios)
Net premiums earned	$779,321	$731,546	$47,775	6.5	$1,546,406	$1,452,283	$94,123	6.5
Net premiums written (1)	$781,668	$733,548	$48,120	6.6	$1,579,334	$1,474,040	$105,294	7.1

Net income	$48,873	$9,639	$39,234	407.0	$72,196	$35,804	$36,392	101.6
Net income per diluted share	$0.88	$0.17	$0.71	417.6	$1.31	$0.65	$0.66	101.5

Operating income (1)	$19,375	$35,214	$(15,839)	(45.0)	$26,411	$67,854	$(41,443)	(61.1)
Operating income per diluted share (1)	$0.35	$0.64	$(0.29)	(45.3)	$0.48	$1.23	$(0.75)	(61.0)

Catastrophe losses (2)	$11,000	$7,000	$4,000	57.1	$19,000	$10,000	$9,000	90.0
Combined ratio (3)	101.7%	98.5%	—	3.2 pts	102.8%	98.8%	—	4.0 pts

(1)

These measures are not based on U.S. generally accepted accounting principles ("GAAP") and are defined and reconciled to the most directly comparable GAAP measures in "Information Regarding GAAP and Non-GAAP Measures."

(2)

2016 catastrophe losses were primarily the result of severe storms in Texas and in northern California. 2015 catastrophe losses were primarily the result of tornadoes in Oklahoma and severe storms in the Midwest and Texas.

(3)

The Company experienced unfavorable development of approximately $22 million and favorable development of approximately $2 million on prior accident years' losses and loss adjustment expense reserves for the three months ended June 30, 2016 and 2015, respectively; and unfavorable development of approximately $62 million and favorable development of approximately $5 million on prior accident years' losses and loss adjustment expense reserves for the six months ended June 30, 2016 and 2015, respectively.  The year-to-date unfavorable development in 2016 was primarily from the re-estimation of losses for California and Florida automobile liability coverages.  Approximately $46 million of the $62 million of unfavorable development in 2016 relates to 2014 and prior accident years.

Investment Results

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
(000's except average annual yield)
Average invested assets at cost (1)	$3,350,328	$3,284,994	$3,339,312	$3,302,428
Net investment income (2)
Before income taxes	$31,414	$31,697	$61,069	$63,203
After income taxes	$27,555	$27,710	$53,588	$55,205
Average annual yield on investments - after income taxes (2)	3.3%	3.4%	3.2%	3.3%

(1)

Fixed maturities and short-term bonds at amortized cost; and equities and other short-term investments at cost. Average invested assets at cost are based on the monthly amortized cost of the invested assets for each respective period.

(2)

During the three and six months ended June 30, 2016, net investment income, before and after income taxes, and average annual yields on investments after income taxes decreased slightly due to the maturity and replacement of higher yielding investments purchased when market interest rates were higher, with lower yielding investments purchased during low interest rate environments.

In April 2016, the California Department of Insurance approved a 6.9% rate increase on California Automobile Insurance Company's private passenger automobile line of insurance business, which represented approximately 15% of the Company's total net premiums earned in the first half of 2016. This rate increase became effective in June 2016.

The Board of Directors declared a quarterly dividend of $0.62 per share. The dividend will be paid on September 29, 2016 to shareholders of record on September 15, 2016.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com. The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific Time (1:00 P.M. Eastern Time) where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific time on August 1, 2016 and running through August 8, 2016. The replay telephone numbers are (855) 859-2056 (USA) or (404) 537-3406 (International). The conference ID# is 46498181. The replay will also be available on the Company's website shortly following the call.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this press release are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and general economic conditions, including general market risks associated with the Company's investment portfolio; the accuracy and adequacy of the Company's pricing methodologies; catastrophes in the markets served by the Company; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in states where the Company operates; legislation adverse to the automobile insurance industry or business generally that may be enacted in the states where the Company operates; the Company's success in managing its business in non-California states; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's filings with the Securities and Exchange Commission.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES SUMMARY OF OPERATING RESULTS (000's except per-share amounts and ratios) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Net premium earned	$779,321	$731,546	$1,546,406	$1,452,283
Net investment income	31,414	31,697	61,069	63,203
Net realized investment gains (losses)	45,381	(39,348)	70,438	(49,309)
Other	1,887	2,276	4,010	4,542
Total revenues	$858,003	$726,171	$1,681,923	$1,470,719
Expenses:
Losses and loss adjustment expenses	$595,086	$521,214	$1,189,168	$1,035,614
Policy acquisition costs	139,922	135,140	281,482	268,987
Other operating expenses	57,700	64,537	118,994	130,229
Interest	960	769	1,910	1,519
Total expenses	$793,668	$721,660	$1,591,554	$1,436,349

Income before income taxes	$64,335	$4,511	$90,369	$34,370
Income tax expense (benefit)	15,462	(5,128)	18,173	(1,434)
Net income	$48,873	$9,639	$72,196	$35,804

Basic average shares outstanding	55,254	55,160	55,227	55,149
Diluted average shares outstanding	55,322	55,179	55,294	55,169

Basic Per Share Data
Net income	$0.88	$0.17	$1.31	$0.65

Net realized investment gains (losses), net of tax	$0.53	$(0.47)	$0.83	$(0.58)

Diluted Per Share Data
Net income	$0.88	$0.17	$1.31	$0.65

Net realized investment gains (losses), net of tax	$0.53	$(0.47)	$0.83	$(0.58)

Operating Ratios-GAAP Basis
Loss ratio	76.4%	71.2%	76.9%	71.3%
Expense ratio	25.4%	27.3%	25.9%	27.5%
Combined ratio(a)	101.7%	98.5%	102.8%	98.8%

(a)	Combined ratio for the June 30, 2016 quarter does not sum due to rounding.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES CONDENSED BALANCE SHEETS AND OTHER INFORMATION (000's except per-share amounts and ratios)
	June 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Investments, at fair value:
Fixed maturity securities (amortized cost $2,823,333; $2,804,275)	$2,939,494	$2,880,003
Equity securities (cost $349,632; $313,528)	367,039	315,362
Short-term investments (cost $181,729; $185,353)	181,304	185,277
Total investments	3,487,837	3,380,642
Cash	233,281	264,221
Receivables:
Premiums	460,077	436,621
Accrued investment income	42,217	42,747
Other	23,019	21,925
Total receivables	525,313	501,293
Deferred policy acquisition costs	203,993	201,762
Fixed assets, net	157,164	157,131
Current income taxes	10,072	9,041
Deferred income taxes	5,234	23,231
Goodwill	42,796	42,796
Other intangible assets, net	28,663	31,702
Other assets	27,695	16,826
Total assets	$4,722,048	$4,628,645

LIABILITIES AND SHAREHOLDERS' EQUITY
Losses and loss adjustment expense reserves	$1,210,793	$1,146,688
Unearned premiums	1,080,138	1,049,314
Notes payable	290,000	290,000
Accounts payable and accrued expenses	115,561	122,571
Other liabilities	203,528	199,187
Shareholders' equity	1,822,028	1,820,885
Total liabilities and shareholders' equity	$4,722,048	$4,628,645

OTHER INFORMATION
Common stock shares outstanding	55,254	55,164
Book value per share	$32.98	$33.01
Statutory surplus (a)	$1.42 billion	$1.45 billion
Net premiums written to statutory surplus ratio (a)(b)	2.19	2.07
Debt to total capital ratio (c)	13.7%	13.7%
Portfolio duration (including all short-term instruments)(a)(d)	3.3 years	3.1 years

(a)	Unaudited.
(b)	For the twelve months ended
(c)	Debt to Debt plus Shareholders' Equity.
(d)	Modified durations reflecting anticipated early calls.

SUPPLEMENTAL SCHEDULES
(000's except per-share amounts and ratios) (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Reconciliations of Comparable GAAP Measures to Operating Measures(a)

Net premiums earned	$779,321	$731,546	$1,546,406	$1,452,283
Change in net unearned premiums	2,347	2,002	32,928	21,757
Net premiums written	$781,668	$733,548	$1,579,334	$1,474,040

Incurred losses and loss adjustment expenses	$595,086	$521,214	$1,189,168	$1,035,614
Change in net loss and loss adjustment expense reserves	(35,816)	(8,567)	(64,303)	(3,213)
Paid losses and loss adjustment expenses	$559,270	$512,647	$1,124,865	$1,032,401

Net income	$48,873	$9,639	$72,196	$35,804
Less: Net realized gains (losses)	45,381	(39,348)	70,438	(49,309)
Tax on net realized gains (losses)(b)	15,883	(13,773)	24,653	(17,259)
Net realized gains (losses), net of tax	29,498	(25,575)	45,785	(32,050)
Operating income	$19,375	$35,214	$26,411	$67,854

Per diluted share:
Net income	$0.88	$0.17	$1.31	$0.65
Less: Net realized gains (losses), net of tax	0.53	(0.47)	0.83	(0.58)
Operating income	$0.35	$0.64	$0.48	1.23

Combined ratio			102.8%	98.8%
Effect of estimated prior periods' loss development			(4.0)%	0.3%
Combined ratio-accident period basis			98.8%	99.1%

Policies in Force (PIF) as adjusted(c)	Personal Auto	Homeowners	Commercial Auto
June 30, 2016	1,167	512	42
March 31, 2016	1,181	507	41
December 31, 2015	1,175	503	41
September 30, 2015	1,184	498	41
June 30, 2015	1,189	494	41
March 31, 2015	1,187	484	41
December 31, 2014	1,183	476	41

(a)	See "Information Regarding GAAP and Non-GAAP Measures" below.
(b)	Federal statutory rate of 35%.
(c)	Minor adjustments were made to previously reported PIF to conform with the current period calculation of PIF.

Information Regarding GAAP and Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Net income is the GAAP measure that is most directly comparable to operating income. Operating income is net income excluding realized investment gains and losses, net of tax. Operating income is used by management along with the other components of net income to assess the Company's performance. Management uses operating income as an important measure to evaluate the results of the Company's insurance business. Management believes that operating income provides investors with a valuable measure of the Company's ongoing performance as it reveals trends in the Company's insurance business that may be obscured by the effect of net realized capital gains and losses. Realized capital gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income highlights the results from ongoing operations and the underlying profitability of the Company's core insurance business. Operating income, which is provided as supplemental information and should not be considered as a substitute for net income, does not reflect the overall profitability of the Company's business. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net income to operating income.

Net premiums earned, the most directly comparable GAAP measure to net premiums written, represents the portion of premiums written that is recognized as revenue in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is a statutory financial measure which represents the premiums charged on policies issued during a fiscal period less any applicable reinsurance. Net premiums written is designed to determine production levels and is meant as supplemental information and not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net premiums earned to net premiums written.

Incurred losses and loss adjustment expenses is the most directly comparable GAAP measure to paid losses and loss adjustment expenses. Paid losses and loss adjustment expenses excludes the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of incurred losses and loss adjustment expenses to paid losses and loss adjustment expenses.

Combined ratio is the most directly comparable measure to combined ratio-accident period basis. Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and prior accident periods' loss development ratio. Management believes that combined ratio-accident period basis is useful to investors and it is used to reveal the trends in the Company's results of operations that may be obscured by development on prior accident periods' loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace the GAAP combined ratio. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of GAAP combined ratio to combined ratio-accident period basis.

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CONTACT: Theodore Stalick, SVP/CFO, (323) 937-1060, www.mercuryinsurance.com